EXHIBIT 10.1

September 2, 2008

Jane Hoffer

Dear Jane,

In consideration for securing your services to Prescient Applied Intelligence, Inc. (following consummation of the proposed merger with Park City Group, Inc.  (the “Merger”) the Company or its successor, Park City Group, Inc. (in either event, the “Company”), agree to provide you with the following severance benefits:

Following consummation of the Merger, you agree to remain with the Company to assist in the integration of Prescient Applied Intelligence, Inc. and Park City Group, Inc. through January 15, 2009 (“Integration Period”).  Upon completion of the Integration Period, you may elect to voluntarily terminate your employment with the Company.  In the event you elect to terminate your employment with the Company, the Company shall continue to pay you your base salary for a period of six months (“Severance Period”) following such termination (“Termination Date”).  On the sixth month anniversary of the Termination Date, all remaining amounts due you shall be paid in full.

During the Severance Period, the Company shall continue to provide you with medical, dental and vision insurance coverage, provided, that such continued coverage is permitted under the Company’s contract with its medical, dental and vision insurance plan carrier(s), and if such continued coverage is not permitted, the Company shall bear the costs of your COBRA continuation coverage, in either case, for a period terminating at the earlier to occur of (i) the date you secure employment with an employer providing comparable coverage, or (ii) conclusion of the Severance Period plus six additional months.

Should you be terminated prior to the conclusion of the Integration Period without cause, the Company will provide a one year lump sum payment of your current salary and the Company shall bear the costs of your COBRA continuation coverage for a period terminating at the earlier to occur of (i) the date you secure employment with an employer providing comparable coverage, or (ii) one year from your termination date.

Please sign a copy of this letter where indicated below, and return the original to me, retaining a copy for your records.

Sincerely,

Prescient Applied Intelligence, Inc.

/s/ Daniel W. Rumsey____________
Daniel W. Rumsey, Chairman

ACCEPTED AND AGREED TO

AS SET FORTH ABOVE:

/s/ Jane Hoffer__________
Jane Hoffer

Dated: September 3, 2008